UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 6, 2022

LANDS' END, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-09769	36-2512786
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Lands’ End Lane Dodgeville, Wisconsin	53595
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (608) 935-9341

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LE	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02           Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2022, Lands’ End, Inc. (the “Company”) announced that Jerome Griffith would retire as Chief Executive Officer of the Company at the conclusion of the current fiscal year, on January 27, 2023. In connection with his upcoming retirement, Mr. Griffith and the Company entered into a letter agreement dated September 9, 2022, which provides that upon his retirement as Chief Executive Officer, Mr. Griffith will remain an employee of the Company, at an annual salary of $700,000 (the “Salary”) and be eligible for benefits afforded to the Company’s employees generally, unless his employment is earlier terminated for cause. Beginning January 28, 2023, Mr. Griffith will serve as Executive Vice Chair, until the Company’s 2023 Annual Meeting of Stockholders (the “2023 Annual Meeting”), which is expected to be held in May, 2023, and thereafter will serve as a Senior Advisor until January 27, 2024. Mr. Griffith will continue to be eligible for termination payments and benefits under his existing executive severance agreement (“ESA”) until January 28, 2023, at which point Mr. Griffith will no longer be entitled to any payments or benefits under the ESA in connection with termination, other than accrued amounts payable under the ESA and continued payment of the Salary until January 27, 2024, and Mr. Griffith will no longer have the ability to reduce his non-competition period in exchange for forfeiture of certain payments to the Company. In addition, Mr. Griffith, whose term as a director is set to expire at the 2023 Annual Meeting, will be nominated for re-election at the 2023 Annual Meeting. Mr. Griffith’s stock option granted March 6, 2017, shall remain exercisable until the later of the ninetieth (90th) day following (a) the end of his employment with the Company or (b) his ceasing to serve on the Board of Directors of the Company (but in no event later than its expiration date).

In addition, on September 12, 2022, the Company announced that it has appointed Andrew J. McLean, 53, as Chief Executive Officer – Designate, and elected Mr. McLean as a member of the Board of Directors to fill a newly created vacancy, each effective as of November 1, 2022. Mr. McLean will become Chief Executive Officer of the Company upon Mr. Griffith’s retirement as Chief Executive Officer at the conclusion of the current fiscal year.

Mr. McLean has served in several executive roles at American Eagle Outfitters, Inc. from October 2016 until September 2022, including as Executive Vice President, Chief Commercial Officer from April 2017 to September 2022, when he was promoted to President, International, and as Executive Vice President, International from October 2016 until April 2017. From 2014 until October 2016, Mr. McLean served as Chief Operating Officer and Head of International of Urban Outfitters, Inc. and as Chief Operating Officer from 2008 to 2014. In addition, he held various positions at Liz Claiborne, Inc., including President, Outlet Division, from 2003 to 2008. Previously, Mr. McLean held various roles at Gap, Inc. from 2000 to 2003, and served as a management consultant early in his career.

In connection with Mr. McLean’s appointment as Chief Executive Officer - Designate of the Company, the Company has entered into an employment agreement and an Executive Severance Agreement with Mr. McLean, in each case, dated as of September 6, 2022 (respectively, the “Employment Agreement” and the “Severance Agreement”). The Employment Agreement (and certain equity award agreements referenced therein) provides Mr. McLean with, among other things, the following: (1) an annual base salary equal to $1,050,000; (2) an annual target bonus opportunity under the Company’s annual incentive plan (“AIP”) equal to 100% of his annual base salary; (3) an annual target long-term incentive award opportunity equal to $2,520,000; (4) an inducement sign-on grant of restricted stock units with a grant date value equal to $1,250,000, and an inducement sign-on grant of options to purchase shares of common stock with a grant date value equal to $1,250,000 with an exercise price that will be equal to the fair market value of a share of Company common stock on the grant date (together, the “Sign-On Awards”), in each case which will vest 25%, 25%, 50% per year, respectively, on each of the first three anniversaries of Mr. McLean’s start date (which will also be the grant date), subject to his continued employment; provided that on his earlier termination by the Company without cause, his resignation with good reason, his death or disability, any portion of the Sign-On Awards that would have become vested within the 12 months following the date of separation from service will become immediately vested; (5) a lump sum cash bonus make-whole payment of $600,000 payable on Mr. McLean’s start date, which is subject to repayment by Mr. McLean in the event he resigns from employment other than for good reason or if the Company terminates his employment for cause prior to March 31, 2023; and (6) through April 30, 2023, temporary corporate housing in the Madison, Wisconsin area and reimbursement of airfare between Wisconsin and his residences in New York and Maine. Mr. McLean’s primary workplace location will initially be Dodgeville, Wisconsin and he has agreed to obtain a residence in Wisconsin.

The Severance Agreement provides that, subject to his execution without revocation of a release of claims against the Company and its affiliates, if Mr. McLean’s employment is terminated by the Company without cause or by Mr. McLean for good reason, he will be entitled to: (1) if termination of employment occurs during the last six months of the applicable fiscal year, a pro-rata bonus for that fiscal year, based on actual performance; (2) an amount equal to two times the sum of his base salary plus average prior two years’ annual bonus, paid in installments over 24 months (two and a half times the sum of his base salary plus the greater of average prior two years’ annual bonus and target annual bonus, paid in installments over 30 months, if a qualifying termination occurs in contemplation of, or within two years after, a change in control of the Company); (3) continued health insurance coverage for up to the same period of time as severance is paid; and (4) 12 months of outplacement services. The Severance Agreement also provides for indemnification of Mr. McLean under certain circumstances. Mr. McLean is not entitled to any “golden parachute” excise tax gross-up payments under any plan or agreement with the Company. Mr. McLean will also be subject to a non-competition covenant during his employment and for 12 months (24 months upon a termination without cause or resignation with good reason) thereafter; provided, however, that if Mr. McLean’s non-competition covenant remains in effect for 24 months, Mr. McLean may elect to compete following the 12 month anniversary of his termination date if he waives his right to the balance of any cash severance payments and repays a proportionate value of any sign-on equity awards that vested in connection with his termination. The length and scope of the non-competition covenant is subject to reduction in the event of a termination of the agreement by Mr. McLean prior to his start date. In addition, Mr. McLean will also be subject to (1) an employee non-solicitation covenant during his employment and for 18 months thereafter; and (2) non-disparagement and confidentiality covenants during his employment and for 24 months thereafter.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LANDS' END, INC.

Date: September 12, 2022	By:	/s/ Peter L. Gray
Name: Peter L. Gray
Title: Executive Vice President, Chief Administrative Officer and General Counsel